Exhibit 10.1

FIRST AMENDMENT TO RIGHTS AGREEMENT

This First Amendment, dated as of August 16, 2007 (this “Amendment”), to the Rights Agreement, dated as of February 15, 2006 (the “Rights Agreement”), is made between Midwest Air Group, Inc., a Wisconsin corporation (the “Company”), and American Stock Transfer & Trust Company, a New York banking corporation (the “Rights Agent”).  Capitalized terms not otherwise defined herein have the meanings given to such terms in the Rights Agreement.

WHEREAS, the Company, Midwest Air Partners, LLC, a Delaware limited liability company (“Parent”), and Midwest Acquisition Company, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), have proposed to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged into the Company, with the Company being the surviving corporation (the “Merger”), and each share of common stock, $.01 par value per share (the “Common Stock”), of the Company outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), other than shares of the Common Stock (i) held in treasury by the Company, or (ii) owned by Parent, Merger Sub or any other Parent Subsidiary (as defined in the Merger Agreement), or (iii) owned by the Company all of which shares shall cease to be outstanding and shall be converted into the right to receive cash as provided in the Merger Agreement;

WHEREAS, the Board of Directors of the Company has approved and adopted the Merger Agreement, determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable to, fair to and in the best interests of the Company and its shareholders (other than Parent and Merger Sub) and, in connection with the execution of the Merger Agreement, that it is in the best interests of the Company and its shareholders to amend the Rights Agreement;

WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement to provide that neither Parent nor Merger Sub shall be deemed an Acquiring Person, no Distribution Date shall be deemed to occur, and no Rights will otherwise become exercisable as a result of the execution and delivery of the Merger Agreement, the public announcement of such execution and delivery or the consummation of the transactions contemplated by the Merger Agreement, including the Merger; and

WHEREAS, pursuant to its authority under Section 27 of the Rights Agreement, the Board of Directors of the Company has authorized and approved this First Amendment to the Rights Agreement as of the date hereof.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth in this Amendment, the parties hereby agree as follows:

1.

The Company hereby directs the Rights Agent, in its capacity as Rights Agent and in accordance with Section 27 of the Rights Agreement, to execute this Amendment.

2.

The Rights Agreement is hereby amended by adding a new Section 34 to the Rights Agreement which shall read in its entirety as follows:

“Section 34.  Certain Exceptions.  Notwithstanding anything to the contrary contained herein, (i) none of Midwest Air Partners, LLC, a Delaware limited liability company (“Parent”), and Midwest Acquisition Company, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), nor any of their respective Affiliates or Associates shall become, or be deemed to be, individually or collectively, an Acquiring Person, a Beneficial Owner of Common Shares or an Affiliate or Associate of an Acquiring Person by virtue of the approval, execution and delivery of, the public announcement of such approval, execution and delivery, or the performance of, the Agreement and Plan of Merger, dated as of August ___, 2007, by and among Parent, Merger Sub and the Company (as it may be amended from time to time, the “Merger Agreement”), or the consummation of the Merger (as defined in the Merger Agreement) or the other transactions contemplated by the Merger Agreement, (ii) no Section 11(a)(ii) Event or Section 13 Event shall occur or be deemed to occur, in each case, as a result of the approval, execution and delivery of, the public announcement of such approval, execution and delivery, or the performance of, the Merger Agreement, or the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and (iii) no Distribution Date shall occur, in each case, as a result of the approval, execution and delivery of, the public announcement of such approval, execution and delivery, or the performance of, the Merger Agreement, or the consummation of the Merger or the other transactions contemplated by the Merger Agreement.”

3.

This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws thereof applicable to contracts to be made and performed entirely within the State of Wisconsin.

4.

This Amendment shall be deemed effective immediately prior to the execution and delivery of the Merger Agreement.  Except as otherwise amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

5.

This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

MIDWEST AIR GROUP, INC.

By:

/s/ Timothy E. Hoeksema

 Timothy E. Hoeksema, Chairman of the

 Board, President and Chief Executive Officer

AMERICAN STOCK TRANSFER &
TRUST COMPANY

as Rights Agent

By:

/s/ Herbert J. Lemmer

 Herbert J. Lemmer

 Vice President

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